LIXTE
Biotechnology Holdings, Inc.

September 29, 2023

Via FedEx

H. Lee Moffitt Cancer Center
12902 Magnolia Drive, MRC INNOV
Tampa, Florida 33612
Attn: Sr. Director
Office of Innovation and Industry Alliances

Re: Termination of Exclusive License Agreement

Dear Sir or Madam:

This letter is in reference to that certain Exclusive License Agreement dated August 20, 2018 between H. Lee Moffitt Cancer Center and Research Institute, Inc. ("Moffitt) and Lixte Biotechnology Holdings, Inc. ("Lixte") (the "Agreement"). Capitalized terms used but not defined in this letter have the meanings ascribed to them in the Agreement.

Lixte hereby gives notice of termination of the Agreement pursuant to Section 12.5(b) of the Agreement and gives notice that Lixte has discontinued development of all Royalty-Bearing Products. Lixte publicly announced discontinuance of its development programs for all Royalty-Bearing Products in its June 2023 10-Q filing (see pages 24 and 41, which state Lixte's decision to discontinue development of products for use in connection with the treatment of MDS).

Notwithstanding Section 12.5(b) of the Agreement, Lixte and Moffitt agree that termination of the Agreement will be effective on [September 30, 2023]. Further, Lixte and Moffitt agree that no termination fee shall be due or payable by Lixte, and Moffitt acknowledges that no payments are owed by Lixte under the Agreement.

We kindly ask that you acknowledge Moffitt's receipt and agreement with the foregoing by returning a countersigned copy of this letter to bvanderbaan@lixte.com.

[Signature Page Follows]

Sincerely,

Lixte Biotechnology Holdings, Inc.

By:
Name: Bastiaan van der Baan
Its: Chief Executive Officer

Acknowledged and Agreed:

H. Lee Moffitt Cancer Center and Research Institute, Inc.

By: Xavier Avat
Name: Xavier Avat
Its: Executive Vice President, Chief Business Officer
9/29/2023

With copies to:

H. Lee Moffitt Cancer Center and Research Institute, Inc.
Attention: Office of General Counsel
12902 Magnolia Drive, SRB-OGC
Tampa, Florida 33212-9497

and

Moffitt Cancer Center
Attention: Sayantan Purkayastha
Licensing Specialist II
Office of Innovation and Industry Alliances
email: sayantan.purkayastha@moffit.org